Exhibit 5.1

[Letterhead of Hunton & Williams LLP]

March 20, 2008

The Board of Directors

Philip Morris International Inc.

120 Park Avenue

New York, New York 10017

Philip Morris International Inc.

Registration of Shares for Philip Morris International

2008 Performance Incentive Plan and 2008 Stock Compensation Plan for Non-Employee Directors

Lady and Gentlemen:

We have acted as counsel to Philip Morris International Inc., a Virginia corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 70,000,000 shares of the Company’s common stock, without par value, to be offered pursuant to the Philip Morris International Inc. 2008 Performance Incentive Plan (the “PI Plan”) and 1,000,000 shares of the Company’s common stock, without par value (together with the shares to be issued under the PI Plan, the “Shares”), to be offered pursuant to the Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (together with the PI Plan, the “Plans”).

This opinion is being furnished to you in accordance with Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In rendering this opinion, we have relied upon, among other things, our examination of the Plans and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to issue the Shares; and

2. the Shares have been duly authorized and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Hunton & Williams LLP